UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road
Ruian Economic Development
District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive
offices)

Registrant’s telephone number, including area code:  86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.01             Completion of Acquisition or Disposition of Assets.

On August 31, 2010 SORL Auto Parts, Inc. (the “Company”), through its 90%-owned subsidiary, Ruili Group Ruian Auto Parts Co., Ltd., executed an Asset Purchase Agreement to acquire, and purchased, three segments of the automotive parts business of Ruili Group Co., Ltd. (the “Seller”).  The three segments consist of the Seller’s hydraulic brake, power steering and automotive electrical businesses.  The purchase price was RMB 170 million, or approximately USD$25 million.  The Company paid one half of the purchase price on August 31, with the balance due on or before September 30.  The transaction was effected as a purchase of assets, consisting primarily of machinery and equipment, inventory, accounts receivable and patent rights, used or usable in connection with these segments of the auto parts business of Ruili Group Co., Ltd.  The Company paid the consideration due on August 31, 2010, from cash on hand and the conversion into cash of notes receivable held by the Company, and does not anticipate borrowing any funds to complete the payment for the assets acquired.

The consideration for the business acquired was based upon a valuation performed by the Hong Kong office of DTZ Debenham Tie Leung Limited (“DTZ”), an appraiser which is not affiliated with the Company.  DTZ considered its valuation assignment in terms of three methodologies:  a market-based approach, an income-based approach and an asset-based approach.  DTZ, for reasons discussed in its opinion, concluded that an income-based approach to the valuation of these segments of the Seller’s automotive parts business was the most appropriate.  The Company did not acquire any of the assets of the Seller other than those in the segments of Seller’s business described above.

Mr. Xiaoping Zhang, the Company’s Chief Executive Officer and a Director of the Company, and beneficial owner of approximately 47.1% of the outstanding shares of the Company, owns approximately 63.13% of the shares of the Seller.  Mr. Xiaofeng Zhang, who is Mr. Xiaoping Zhang’s brother and also a director of the Company, is the beneficial owner of approximately 5.9% of the outstanding shares of the Company and approximately 0.92% of the outstanding shares of the Seller.  The transaction was reviewed and approved by the Audit Committee of the Company.  The Board of Directors, other than the Messrs. Zhang, who did not vote on the matter, approved the transaction after receiving the favorable report and recommendation of the Audit Committee.

The Seller owns the 10% of Ruili Group Ruian Auto Parts Co., Ltd. not owned by the Company.

A copy of the Asset Purchase Agreement for this transaction, and of the press release of the Company issued today, are attached as Exhibits 10.1 and 99.1, respectively, to this report.

ITEM 9.01             Financial Statements and Exhibits.

(d)           Exhibits.

There is furnished as part of this report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: September 1, 2010	By:/s/ /s/ Xiao Ping Zhang
Xiao PXiao Ping Zhang, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement dated August 31, 2010

99.1	Press release issued on September 1, 2010